Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Announces Agreement to Acquire the DNA and RNA business of Officinae Bio, Advancing Support for Innovative Nucleic Acid R&D

SAN DIEGO, Calif., — November 7, 2024 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the third quarter ended September 30, 2024, together with other business updates.
Financial Highlights:
•Quarterly revenue of $65.2 million, Net loss of $(176.0) million (including a goodwill impairment of $154.2 million), and Adjusted EBITDA of $12.7 million; and
•Updated revenue guidance for the full year 2024 to be in the range of $255.0 million to $265.0 million.
Innovation and Awards:
•TriLink BioTechnologies (TriLink) enhanced our product offering with the introduction of custom sets of mRNA constructs, supporting our customers’ screening phase and allowing them to more quickly evaluate and prioritize their target;
•TriLink and Alphazyme collaborated to launch CleanScribe™ RNA Polymerase, providing researchers with a simple way to significantly reduce dsRNA in their IVT without compromising other important mRNA quality attributes;
•Commenced our first mRNA contract for a customer’s Phase II clinical trial in our Flanders 2 GMP manufacturing facility, demonstrating our ability to bring TriLink’s best-in-class mRNA manufacturing processes to our Phase II and Phase III mRNA service customers;
•Strengthened TriLink’s patent estate with the issuance of an additional U.S. patent for our CleanCap® IVT capping technology;
•Cygnus Technologies (Cygnus) and TriLink collaborated to launch AccuRes™ Host Cell DNA Quantification Kits. The all-in-one kit combines Cygnus’ proprietary extraction procedure with a probe-based master mix containing TriLink’s patented CleanAmp® dNTPs and a Hot Start Taq DNA Polymerase; and
•Chanfeng Zhao, Vice President, R&D Chemistry for TriLink was honored on the 2024 PharmaVoice 100 list in the category of Clinical Trial Pros.
Pending Acquisition:
•Entered into definitive agreement to acquire the DNA and RNA business of Officinae Bio, a privately held technology company with a proprietary digital platform designed with artificial intelligence and machine learning capabilities to support the biological design of therapeutics. The acquisition is subject to customary closing conditions, and is expected to close in early 2025. Once completed, the acquisition is expected to expand our ability to assist customers in developing innovative nucleic acid-based therapies.

"We achieved significant milestones this quarter, launching innovative new products across the portfolio. Of note, we commenced our first mRNA contract for a customer at our Flanders2 GMP manufacturing facility, further strengthened our CleanCap® IVT capping technology patent estate with the issuance of an additional U.S. patent, and introduced a new plate-based mRNA screening offering," said Trey Martin, CEO, Maravai LifeSciences. “Today we announced our planned acquisition of the DNA and RNA business of Officinae Bio, a provider of precision DNA and RNA design services through an AI-driven digital platform. We believe Officinae will add complementary capabilities to offer uniquely effective and timely design solutions for our customers. The mRNA, Gene Editing and cell and gene therapy markets continue to evolve rapidly, and we remain committed to being our customers’ preferred partner by delivering innovative solutions to address critical barriers, increase process efficiency and improve potency and efficacy.”
Revenue for the Third Quarter 2024

	Three Months Ended September 30,
(Dollars in 000’s)	2024	2023	Year-over-Year % Change
Nucleic Acid Production	$49,947	$51,228	(2.5)%
Biologics Safety Testing	15,253	15,637	(2.5)%
Total Revenue	$65,200	$66,865	(2.5)%
Revenue for the Nine Months Ended September 30, 2024

	Nine Months Ended September 30,
(Dollars in 000’s)	2024	2023	Year-over-Year % Change
Nucleic Acid Production	$154,446	$165,944	(6.9)%
Biologics Safety Testing	48,333	48,860	(1.1)%
Total Revenue	$202,779	$214,804	(5.6)%
Third Quarter 2024 Financial Results
Revenue for the third quarter was $65.2 million, representing a 2.5% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $49.9 million for the third quarter, representing a 2.5% decrease year-over-year. The revenue decrease was primarily driven by lower demand for research and discovery products.
•Biologics Safety Testing revenue was $15.3 million for the third quarter, representing a 2.5% decrease year-over-year, primarily due to lower demand in the bioprocessing market.
Net loss and Adjusted EBITDA (non-GAAP) were $(176.0) million and $12.7 million, respectively, for the third quarter of 2024, compared to net loss and Adjusted EBITDA (non-GAAP) of $(15.1) million and $11.9 million, respectively, for the third quarter of 2023.

Nine Months Ended September 30, 2024 Financial Results
Revenue for the nine months ended September 30, 2024 was $202.8 million, representing a 5.6% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $154.4 million for the nine months ended September 30, 2024, representing a 6.9% decrease year-over-year. The revenue decrease was primarily driven by lower demand for research and discovery products.
•Biologics Safety Testing revenue was $48.3 million for the nine months ended September 30, 2024, representing a 1.1% decrease year-over-year.
Net loss and Adjusted EBITDA (non-GAAP) were $(213.1) million and $37.5 million, respectively, for the nine months ended September 30, 2024, compared to net loss and Adjusted EBITDA (non-GAAP) of $(28.4) million and $44.8 million, respectively, for the same period in the prior year.
Financial Guidance for 2024
Maravai’s financial guidance for the full year 2024 is based on expectations for its existing business and does not include the financial impact of potential new acquisitions, including the planned acquisition of the DNA and RNA business of Officinae Bio, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Revenue expectations for 2024 are now expected to be in the range of $255.0 million to $265.0 million.
Adjusted EBITDA (non-GAAP) margins are now expected to be in the range of 16% to 18%.
As it relates to forward-looking Adjusted EBITDA margin, Maravai cannot provide guidance for the most directly comparable GAAP measure or a reconciliation of this non-GAAP financial measure because it is unable to provide a meaningful or accurate calculation or estimation of certain significant reconciling items without unreasonable effort.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$65,200	$66,865	$202,779	$214,804
Operating expenses:
Cost of revenue	36,826	36,686	113,432	113,635
Selling, general and administrative	39,087	38,864	120,528	112,912
Research and development	4,344	4,347	14,660	12,686
Change in estimated fair value of contingent consideration	(178)	2,385	(1,373)	69
Goodwill impairment	154,239	—	154,239	—
Restructuring	(4)	—	(1,220)	—
Total operating expenses	234,314	82,282	400,266	239,302
Loss from operations	(169,114)	(15,417)	(197,487)	(24,498)
Other income (expense):
Interest expense	(13,634)	(11,637)	(36,437)	(30,492)
Interest income	7,071	7,432	21,367	20,268
Change in payable to related parties pursuant to the Tax Receivable Agreement	(39)	(1,007)	(39)	(2,342)
Other income (expense)	72	66	(2,384)	(1,386)
Loss before income taxes	(175,644)	(20,563)	(214,980)	(38,450)
Income tax expense (benefit)	311	(5,461)	(1,853)	(10,057)
Net loss	(175,955)	(15,102)	(213,127)	(28,393)
Net loss attributable to non-controlling interests	(76,917)	(8,640)	(94,426)	(15,323)
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(99,038)	$(6,462)	$(118,701)	$(13,070)

Net loss per Class A common share attributable to Maravai LifeSciences Holdings, Inc., basic and diluted	$(0.70)	$(0.05)	$(0.87)	$(0.10)
Weighted average number of Class A common shares outstanding, basic and diluted	141,555	131,930	136,595	131,845

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share amounts)
(Unaudited)

Net Loss to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(175,955)	$(15,102)	$(213,127)	$(28,393)
Add:
Amortization	6,891	6,870	20,629	20,487
Depreciation	5,044	4,071	15,386	8,966
Interest expense	13,634	11,637	36,437	30,492
Interest income	(7,071)	(7,432)	(21,367)	(20,268)
Income tax expense (benefit)	311	(5,461)	(1,853)	(10,057)
EBITDA	(157,146)	(5,417)	(163,895)	1,227
Acquisition contingent consideration (1)	(178)	2,385	(1,373)	69
Acquisition integration costs (2)	919	3,268	4,641	9,198
Stock-based compensation (3)	13,050	9,987	38,870	25,246
Merger and acquisition related expenses (4)	833	46	863	3,708
Financing costs (5)	114	—	114	—
Acquisition related tax adjustment (6)	(67)	(77)	2,374	1,370
Tax Receivable Agreement liability adjustment (7)	39	1,007	39	2,342
Goodwill impairment (8)	154,239	—	154,239	—
Restructuring costs (9)	(10)	—	1	—
Other (10)	946	701	1,578	1,615
Adjusted EBITDA	$12,739	$11,900	$37,451	$44,775

Adjusted Net (Loss) Income and Adjusted Fully Diluted (Loss) Earnings Per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(99,038)	$(6,462)	$(118,701)	$(13,070)
Net loss impact from pro forma conversion of Class B shares to Class A common shares	(76,917)	(8,640)	(94,426)	(15,323)
Adjustment to the provision for income tax (11)	18,353	2,074	22,531	3,670
Tax-effected net loss	(157,602)	(13,028)	(190,596)	(24,723)
Acquisition contingent consideration (1)	(178)	2,385	(1,373)	69
Acquisition integration costs (2)	919	3,268	4,641	9,198
Stock-based compensation (3)	13,050	9,987	38,870	25,246
Merger and acquisition related expenses (4)	833	46	863	3,708
Financing costs (5)	114	—	114	—
Acquisition related tax adjustment (6)	(67)	(77)	2,374	1,370
Tax Receivable Agreement liability adjustment (7)	39	1,007	39	2,342
Goodwill impairment (8)	154,239	—	154,239	—
Restructuring costs (9)	(10)	—	1	—
Other (10)	946	701	1,578	1,615
Tax impact of adjustments (12)	(16,667)	(6,765)	(21,130)	(14,948)
Net cash tax benefit retained from historical exchanges (13)	119	(279)	687	555
Adjusted net (loss) income	$(4,265)	$(2,755)	$(9,693)	$4,432

Diluted weighted average shares of Class A common stock outstanding	255,203	251,033	253,910	251,301

Adjusted net (loss) income	$(4,265)	$(2,755)	$(9,693)	$4,432
Adjusted fully diluted (loss) earnings per share	$(0.02)	$(0.01)	$(0.04)	$0.02
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in estimated fair value of contingent consideration related to completed acquisitions.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, including retention payments related to integration that were negotiated specifically at the time of the Company’s acquisition of MyChem, LLC (“MyChem”) and Alphazyme, LLC (“Alphazyme”), which were completed in January 2022 and January 2023, respectively. These retention payments arise from the Company’s agreements executed in connection with the acquisitions of MyChem and Alphazyme and provide incremental financial incentives, over and above recurring compensation, to ensure the employees of these companies remain present and participate in integration of the acquired businesses during the integration and knowledge transfer periods. The Company agreed to pay certain employees of Alphazyme retention payments totaling $9.3 million as of various dates but primarily through December 31, 2025, as long as these individuals continue to be employed by the Company. The Company agreed to pay the sellers of MyChem retention payments totaling $20.0 million as of the second anniversary of the closing of the acquisition date as long as two senior employees (who were also the sellers of MyChem) continue to be employed by TriLink. The Company considers the payment of these retention payments as probable and is recognizing compensation expense related to these payments in the post-acquisition period ratably over the service period. Retention payment expenses were $0.8 million (Alphazyme $0.8 million) and $4.3 million (MyChem $1.8 million; Alphazyme $2.5 million) for the three and nine months ended September 30, 2024, respectively. Retention payment expenses were $3.1 million (MyChem $2.4 million; Alphazyme $0.7 million) and $8.6 million (MyChem $6.8 million; Alphazyme $1.8 million) for the three and nine months ended September 30, 2023, respectively. Retention expenses for MyChem concluded in the first quarter of 2024, and following the payments in the first quarter of 2024, there are no further retention expenses payable for MyChem. The remaining retention accrual for Alphazyme is $4.2 million, expected to be accrued ratably each quarter through

December 31, 2025, with payments expected to be made in the first quarter of 2026. There are no further cash-based retention payments planned, other than those disclosed above, for acquisitions completed as of September 30, 2024.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were pursued but not consummated.
(5)Refers to transaction costs related to the refinancing of our long-term debt that are not capitalizable.
(6)Refers to non-cash (income) expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.
(7)Refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in Maravai’s estimated state apportionment and the corresponding change of its estimated state tax rate.
(8)Refers to goodwill impairment recorded for our Nucleic Acid Production segment.
(9)Refers to restructuring costs (benefit) associated with the Cost Realignment Plan, which was implemented in November 2023. For the nine months ended September 30, 2024, stock-based compensation benefit of $1.2 million related to forfeited stock awards in connection with the restructuring is included in the stock-based compensation line item. For the three months ended September 30, 2024, such amount was immaterial.
(10)For the three and nine months ended September 30, 2024, refers to loss on abandoned projects, severance payments, inventory step-up charges and certain other adjustments in connection with the acquisition of Alphazyme, and other non-recurring costs. For the three and nine months ended September 30, 2023, refers to severance payments, legal settlement amounts, inventory step-up charges in connection with the acquisition of Alphazyme, certain working capital and other adjustments related to the acquisition of MyChem, and other non-recurring costs.
(11)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net loss attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(12)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(13)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) fair value adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) non-cash expenses related to share-based compensation; (iv) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (v) transaction costs incurred for debt refinancings; (vi) non-cash expense associated with adjustments to the carrying value of the indemnification asset recorded in connection with completed acquisitions; (vii) loss (income) recognized during the applicable period due to changes in the tax receivable agreement liability; (viii) impairment charges; (ix) restructuring costs; (x) loss on abandoned projects; (xi) severance payments; (xii) legal settlement amounts; and (xii) inventory step-up charges in connection with completed acquisitions. Maravai defines Adjusted Net (Loss) Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted Diluted EPS as Adjusted Net (Loss) Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net (loss) income, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net (loss) income, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the third quarter of fiscal year 2024. Approximately 10 minutes before the call, dial (888) 596-4144 or (646) 968-2525 and reference Maravai LifeSciences, Conference ID 9502421. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s financial guidance for 2024; Maravai’s effect on the acceleration of transformational research in RNA therapeutics and discovery; growth opportunities, including both organic and inorganic growth; Maravai’s plans to acquire the DNA and RNA business of Officinae Bio and the expected benefits thereof; and future innovations, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of Maravai’s customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services.
•The impact of ongoing macroeconomic challenges and changes in economic conditions, including adverse developments affecting banks and financial institutions, follow-on effects of those events and related systemic pressures, on Maravai and Maravai’s customers’ current and future business operations.

•The effects of Maravai’s recent reduction in force, including on Maravai’s ability to attract and/or retain qualified key personnel.
•Use of Maravai’s products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies, or increased regulatory scrutiny of these modes of treatment and their financial cost on Maravai’s customers’ use of its products and services.
•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than Maravai and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.
•The potential failure of Maravai’s products and services to not perform as expected and the reliability of the technology on which Maravai’s products and services are based.
•The risk that Maravai’s products do not comply with required quality standards.
•Market acceptance of Maravai’s life science reagents.
•Significant fluctuations and unpredictability in Maravai’s quarterly and annual operating results, which make Maravai’s future operating results difficult to predict and could cause Maravai’s operating results to fall below expectations or any guidance Maravai may provide.
•Maravai’s ability to implement its strategic plan successfully.
•Natural disasters, geopolitical instability (including the ongoing military conflicts in Ukraine and the Gaza Strip) and other catastrophic events.
•Risks related to Maravai’s acquisitions, including whether Maravai achieves the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Maravai’s dependency on a limited number of customers for a high percentage of its revenue and Maravai’s ability to maintain its current relationships with such customers.
•Maravai’s reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of Maravai’s raw materials and the risk that Maravai may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that Maravai’s products become subject to more onerous regulation by the FDA or other regulatory agencies in the future.
•Maravai’s ability to obtain, maintain and enforce sufficient intellectual property protection for Maravai’s current or future products.
•The risk that a future cyber-attack or security breach cannot be prevented.
•Maravai’s ability to protect the confidentiality of Maravai’s proprietary information.
•The risk that one of Maravai’s products may be alleged (or found) to infringe on the intellectual property rights of third parties.
•Compliance with Maravai’s obligations under intellectual property license agreements.
•Maravai’s or Maravai’s licensors’ failure to maintain the patents or patent applications in-licensed from a third party.

•Maravai’s ability to adequately protect Maravai’s intellectual property and proprietary rights throughout the world.
•Maravai’s existing level of indebtedness and Maravai’s ability to raise additional capital on favorable terms.
•Maravai’s ability to generate sufficient cash flow to service all of Maravai’s indebtedness.
•Maravai’s potential failure to meet Maravai’s debt service obligations.
•Restrictions on Maravai’s current and future operations under the terms applicable to Maravai’s Credit Agreement.
•Maravai’s dependence, by virtue of Maravai’s principal asset being its interest in Maravai Topco Holdings, LLC (“Topco LLC”), on distributions from Topco LLC to pay Maravai’s taxes and expenses, including payments under a tax receivable agreement with the former owners of Topco LLC (the “Tax Receivable Agreement” or “TRA”) together with various limitations and restrictions that impact Topco LLC’s ability to make such distributions.
•The risk that conflicts of interest could arise between Maravai’s shareholders and Maravai Life Sciences Holdings, LLC (“MLSH 1”), the only other member of Topco LLC, and impede business decisions that could benefit Maravai’s shareholders.
•The substantial future cash payments Maravai may be required to make under the Tax Receivable Agreement to MLSH 1 and Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), an entity through which certain of Maravai’s former owners hold their interests in the Company and the negative effect of such payments.
•The fact that Maravai’s organizational structure, including the TRA, confers certain benefits upon MLSH 1 and MLSH 2 that will not benefit Maravai’s other common shareholders to the same extent as they will benefit MLSH 1 and MLSH 2.
•Maravai’s ability to realize all or a portion of the tax benefits that are expected to result from the tax attributes covered by the Tax Receivable Agreement.
•The possibility that Maravai will receive distributions from Topco LLC significantly in excess of Maravai’s tax liabilities and obligations to make to make payments under the Tax Receivable Agreement.
•Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of Maravai’s income or other tax returns.
•Risks related to Maravai’s annual assessment of the effectiveness of Maravai’s internal control over financial reporting, including the potential existence of any material weakness or significant deficiency.
•The fact that investment entities affiliated with GTCR, LLC (“GTCR”) currently control a majority of the voting power of Maravai’s outstanding common stock, and it may have interests that conflict with Maravai’s or yours in the future.
•Risks related to Maravai’s “controlled company” status within the meaning of the corporate governance standards of NASDAQ.
•The potential anti-takeover effects of certain provisions in Maravai’s corporate organizational documents.
•Potential sales of a significant portion of Maravai’s outstanding shares of Class A common stock.

•Potential preferred stock issuances and the anti-takeover impacts of any such issuances.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.
Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com